Exhibit 99.1

Dated the 31st day of January 2013

AMENDED AND RESTATED

JOINT VENTURE AGREEMENT

between

RADIOSHACK GLOBAL SOURCING (HONG KONG) LTD.

and

FIRST HONEST ENTERPRISES LIMITED

and

PERFECT LEGEND DEVELOPMENT LIMITED

CONTENTS

1.	INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	2

2.	THE BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	8

3.	COMPLETION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	9

4.	CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	11

5.	DIRECTORS AND MANAGEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	13

5A.	SHAREHOLDERS' RESOLUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	15

6.	ANTI-CORRUPTION COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	17

7.	FINANCE FOR JVC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	18

8.	UNDERTAKINGS OF AND RESTRICTIONS ON THE PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	19

9.	THE BUSINESS PLAN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	22

10.	ACCOUNTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	23

11.	DIVIDEND POLICY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	24

12.	TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	25

13.	OBLIGATORY TRANSFER EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	26

14.	TRANSFER FOLLOWING OBLIGATORY TRANSFER EVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	27

15.	EXPERT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	28

16.	FUTURE PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	29

17.	TERMINATION AND LIQUIDATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	30

18.	COMPLETION OF THE SALE AND PURCHASE OF SHARES IN JVC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	31

19.	STATUS OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33

20.	CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33

21.	REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	36

22.	WHOLE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39

23.	ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39

24.	VARIATION AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	39

25.	COSTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	40

26.	NO PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41

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27.	GOOD FAITH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41

28.	THIRD PARTY RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41

29.	NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	41

30.	LANGUAGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

31.	SEVERANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

32.	FURTHER ASSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

33.	COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

34.	AGREEMENT SURVIVES COMPLETION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	44

35.	DISPUTE RESOLUTION; GOVERNING LAW AND JURISDICTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45

SCHEDULE 1	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	45

     MATTERS RESERVED FOR APPROVAL BY BOARD SUPERMAJORITY

SCHDULE 2	. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	48

    MATTERS RESERVED FOR APPROVAL BY SHAREHOLDERS' SUPERMAJORITY

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THIS AMENDED AND RESTATED AGREEMENT (this “agreement”) is dated January 31, 2013

PARTIES

(1)
RADIOSHACK GLOBAL SOURCING (HONG KONG) LTD., a company incorporated in Hong Kong with company number 0004208 whose registered office is at Rm 1407-1413 World Commerce Centre, Harbour City, Phase 1, Tsimshatsui, Kowloon, Hong Kong (RSH);

(2)
FIRST HONEST ENTERPRISES LIMITED (安鴻企業有限公司), a company incorporated in Hong Kong with company number 1649171 whose registered office is at Flat/Room 1701, 111 Leighton Road, Causeway Bay, Hong Kong (First Honest); and

(3)
PERFECT LEGEND DEVELOPMENT LIMITED (美駿發展有限公司), a company incorporated in Hong Kong with company number 1649158 whose registered office is at Flat/Room 1701, 111 Leighton Road, Causeway Bay, Hong Kong (JVC).

Background

(A)	JVC is a private company limited by shares incorporated in Hong Kong, which is now held by First Honest to engage in the Business.

(B)	As at the date of this agreement, First Honest is the sole shareholder of JVC holding 1 Share, representing the entire issued share capital of JVC.

(C)
At Completion, RSH and First Honest shall subscribe for 22,814,400 Shares and 23,745,599 Shares respectively, such that immediately after Completion, RSH and First Honest shall hold 22,814,400 Shares and 23,745,600 Shares respectively, representing 49% and 51%, respectively, of the total issued share capital of JVC.

(D)	As at the date of the Original Agreement, First Honest was a wholly-owned subsidiary of SMS Marketing.

(E)
In connection with Completion, SMS Marketing has transferred to FIH’s indirect wholly-owned subsidiary its entire right, title and interest in and to the only one issued share of First Honest (representing the entire issued share capital of First Honest) (Equity Transfer), such that First Honest is at the time of signing this agreement an indirect wholly-owned subsidiary of FIH.

(F)
In connection with the Equity Transfer, the parties hereto have agreed to amend and restate and supersede the Original Agreement in its entirety as set forth herein, and the Original Agreement shall cease to have any force and effect from the date of this agreement, except for any antecedent breach of the Original Agreement.

(G)
In consideration of the promises and covenants of the parties hereto and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RSH, First Honest and JVC have agreed to enter into this agreement and undertake to each other that they shall cooperate in the management of JVC and the JVC Group and the promotion and operation of the Business through JVC and the JVC Group subject to and as provided in this agreement.

Agreed terms

1.	INTERPRETATION

1.1	The definitions and rules of interpretation in this clause 1 apply in this agreement.

Affiliate: (a) as to First Honest, means exclusively SMS Marketing and any of SMS Marketing’s Subsidiaries (for the avoidance of doubt, excluding any member of the FIH Group and any other member of the Hon Hai Group); (b) as to RSH, means any other member of the RadioShack Group; and (c) as to JVC, means any other member of the JVC Group.

Articles: means the articles of association of JVC as amended from time to time in accordance with this agreement.

Board Reserved Matters: means the matters listed in schedule 1.

Board Supermajority: means approval by more than 66% of all the members of the board of directors of JVC.

Business: has the meaning given in clause 2.

Business Day: means a day (other than a Saturday or Sunday) when banks in Hong Kong are generally open for business.

Business Opportunity: has the meaning given in clause 8.3.

Business Plan:  has the meaning given in clause 9.

Business Transfer Agreement: means the agreement to be entered into among Shenzhen Youbole Trading Co., Ltd. (深圳市優博樂商貿有限公司) and the relevant affiliates of SMS Marketing (as transferors) and the relevant member of the JVC Group (as transferee) under clause 3.6(a), providing for the transfer from Shenzhen Youbole Trading Co., Ltd. and such affiliates to such member of the JVC Group of the business together with all the associated employees, assets and liabilities (including the assignment and/or novation (as the case may be) of leases and other contracts and agreements, but not including those costs, fees and expenses already paid pursuant to clause 25.2 of this agreement) in respect of all the preparation work relating to the JVC Group as well as the Test Stores, in each case upon and subject to the terms and conditions set out therein.

Buyer: has the meaning given in clause 14.2.

CE Devices: means consumer electronic devices and includes televisions, personal computers, laptops, notebooks, tablet computers, e-readers, mobile handsets, corded and cordless phones, mobile broadband devices, printers, digital cameras, music/audio players, video gaming devices, home security devices, health and wellness connected devices, networking products and global satellite positioning devices, together with accessories and peripherals including remote control and similar devices, cases, protectors, charging devices, batteries, cleaning products, bags, sleeves, webcams, components, memory cards, storage devices, powers strips, surge protectors, toys, bluetooth handsets, cables, connectors, skins, mounts, headphones, headsets and speakers and audio equipment.

Companies Ordinance: means Companies Ordinance, Chapter 32 of the Laws of Hong Kong.

Completion: means the completion of the subscription of Shares by RSH and First Honest in accordance with clause 3.

Completion Date: has the meaning given in clause 3.2.

Conditions: means the conditions set out in clause 4.

Confidential Information: has the meaning given in clause 20.1.

Connected Transaction: means a contract, agreement, arrangement, understanding or transaction between (a) any member of the JVC Group of the one part; and (b) either (i) any member of the Hon Hai Group or (ii) any member of the RadioShack Group or, in each case, any of their respective directors, officers or employees of the other part.

Consumables: includes printer ink, blank digital media and paper and the like.

Deadlock: means (a) a failure of RSH and First Honest to agree on any Reserved Matter within 45 calendar days from the submission of such issue to the chief executive officers (or the equivalent) of RSH and First Honest respectively as described in clause 35.1, it being understood that either party has given notice to the other party that it considers a Deadlock on such Reserved Matter to exist, and (in relation to any Board Reserved Matter) there shall be no recourse to a Shareholders’ meeting to resolve such Board Reserved Matter; (b) the absence of all directors appointed by either RSH or First Honest (as the case may be), or such directors’ alternates, from more than two consecutive meetings (and their respective adjourned meetings, if any) of the board of directors of JVC for no valid reasons, it being understood that either party has given notice to the other party that it considers a Deadlock arising from such absence to exist; or (c) the absence of the duly authorised corporate representative of either RSH or First Honest (as the case may be) from more than two consecutive meetings (and their respective adjourned meetings, if any) of the Shareholders for no valid reasons, it being understood that either party has given notice to the other party that it considers a Deadlock arising from such absence to exist.

Employment Agreements: means the employment agreements to be entered into between (a) JVC of the one part; and (b) each of the chief executive officer, the chief financial officer and the chief merchant of JVC of the other part, execution and implementation of which shall occur under clauses 3.5(d) and 3.6(b).

Encumbrance: includes any mortgage, charge (fixed or floating), pledge, lien, hypothecation, guarantee, trust, right of set-off or other third party right or interest (legal or equitable) including any assignment by way of security, reservation of title or other security interest of any kind, howsoever created or arising, or any other agreement or arrangement (including a sale and repurchase agreement) having similar effect.

Equity Transfer: has the meaning given in the Background set forth at the beginning of this agreement.

Exercise Notice: has the meaning given in clause 12.4.

Expert: means a person appointed in accordance with clause 15 to determine Fair Value and Operating Income under this agreement.

Fair Value: means the value of the relevant Shares determined in accordance with clause 14.

FCPA: has the meaning given in clause 6.4.

FIH: means Foxconn International Holdings Limited, a company incorporated and existing under the laws of the Cayman Islands whose shares are listed on The Stock Exchange of Hong Kong Limited.

Financial Year: in relation to JVC, means a financial accounting period of 12 months ending on the date given in clause 3.3(j) but, in the first year in which JVC is formed between RSH and First Honest, means the period starting with the day JVC is so formed and ending on the date given in clause 3.3(j).

First Honest Director: means a director of JVC nominated for appointment to that office by First Honest pursuant to clause 5.1.

First Honest Licence Agreement: means the agreement dated as of the Completion Date between First Honest, or any one of its Affiliates, RSH and JVC for the use of the First Honest Marks by the JVC Group upon and subject to the terms and conditions set out therein, execution and implementation of which shall occur simultaneously with Completion under this agreement.

First Honest Marks: has the meaning set forth in the First Honest Licence Agreement.

First Honest Option: has the meaning given in clause 12.5.

Franchisee: means a person which has entered into a franchise agreement with any one or more of the members of the JVC Group for the purpose of carrying on the Business in the manner contemplated under this agreement.

Group: in relation to a company (wherever incorporated) except for JVC, means that company and its Subsidiaries and also holding companies (ultimate and intermediate) as defined in Section 2(4) of the Companies Ordinance; and each company in a Group is a member of the Group.

Hon Hai: means鴻海精密工業股份有限公司 (Hon Hai Precision Industry Co. Ltd. for identification purposes only), a company incorporated and existing under the laws of Taiwan whose shares are listed on the Taiwan Stock Exchange Corporation, being the ultimate holding company of FIH and First Honest respectively (for the avoidance of doubt, any member of the FIH Group shall be and be deemed to be a member of the Hon Hai Group).

Hong Kong: means the Hong Kong Special Administrative Region of the PRC.

Initial Period: means the 36-month period immediately following the ending date of the Financial Year in which the first retail store by the JVC Group is officially opened for the Business.

IT Services: means in-store, remote and customer site services including hardware, software or local area network installation, mobile handset set-up and protection, mobile content swapping, customer education and training, diagnosis and repair of servers, local area network, personal computers, laptops and notebooks.

JVC Brand: has the meaning given in clause 2.3.

JVC Group: means, collectively, JVC and its Subsidiaries from time to time; and each company in the JVC Group is a member of the JVC Group.

Kantron Stores: means predominantly small-format retail stores known as “store-in-store” or store-front retail stores from time to time operated by Kantron International Trading (Shenzhen) Co., Ltd. (敢創國際商貿(深圳)有限公司) (or its successor) either unbranded or under the brand name of “敢创”, each having a retail space of less than 50 square meters offering the sale of computer, communication and consumer electronic products and related accessories.

Macau: means the Macau Special Administrative Region of the PRC.

Master Sourcing Agreements: means the agreements between (a) RSH or any other member of the RadioShack Group and JVC, execution and implementation of which shall occur simultaneously with Completion under this agreement, and (b) First Honest or any other member of the Hon Hai Group and JVC, which shall be in agreed form as of the Completion Date, for the supply of Products and Services from each of RSH (or any other member of the RadioShack Group) and First Honest (or any other member of the Hon Hai Group), to the JVC Group.

Obligatory Transfer Event: in relation to either First Honest or RSH, means any event specified in clause 13 that happens to that party.

Offer: has the meaning given in clause 14.2.

Operating Income: means either the Operating Income (Group) or the Operating Income (Store) or both of them, as the context may require.

Operating Income (Group): means the total operating income of the JVC Group determined with reference to the management accounts of the JVC Group prepared in accordance with the generally accepted accounting principles as in effect in the United States as well as Hong Kong Financial Reporting Standards in effect for the time being, respectively.

Operating Income (Store): means the total operating income of a retail store operated from time to time by a member of the JVC Group calculated on the basis of the difference between (a) the gross profit of such retail store and (b) the total direct expenses (including rent, labour costs, utilities, depreciation, insurance, shipping costs, marketing and other miscellaneous costs and expenses) incurred by such retail store in connection with its business operations, determined with reference to the management accounts of the JVC Group prepared in accordance with the generally accepted accounting principles as in effect in the United States as well as Hong Kong Financial Reporting Standards in effect for the time being, respectively.

Original Agreement: means that certain Joint Venture Agreement, dated June 6, 2012, by and among RSH, First Honest and JVC as amended and supplemented by two Amendment Letters dated August 31, 2012 and November 12, 2012 respectively among such parties.

Post-Paid Wireless Contracts: means voice and data telecommunications service contracts payable in arrears at regular intervals.

PRC: means the People’s Republic of China which, for the purposes of this agreement, excludes Hong Kong, Macau and Taiwan.

Prepaid Wireless Airtime: means voice and data telecommunications service contracts payable in advance.

Products: means CE Devices, Software, Post-Paid Wireless Contracts, Prepaid Wireless Airtime, Consumables and other products as agreed by the parties in writing from time to time, including any such products bearing any one or more of the RSH Marks.

Proposing Party:  has the meaning given in clause 8.3.

RadioShack: means RadioShack Corporation, a Delaware corporation whose shares are listed on the New York Stock Exchange.

Relevant Persons: has the meaning given in clause 6.1.

Relevant Shares: has the meaning given in clause 14.2.

Reserved Matters: means, collectively, the Board Reserved Matters and the Shareholders’ Reserved Matters.

RMB: means Renminbi, the lawful currency of the PRC.

RSH Director: means a director of JVC nominated for appointment to that office by RSH pursuant to clause 5.1.

RSH Licence Agreement: means the agreement dated as of the Completion Date between RSH, or any other member of the RadioShack Group, First Honest and JVC for the use of the RSH Marks by the JVC Group upon and subject to the terms and conditions set out therein, execution and implementation of which shall occur simultaneously with Completion under this agreement.

RSH Marks: has the meaning set forth in the RSH Licence Agreement.

RSH Option:  has the meaning given in clause 12.4.

Seller: has the meaning given in clause 14.2.

Services: means extended warranty service plans for the Products, IT Services, purchasing agent services, CE Device trade-in program (whereby customers can trade-in used CE Devices in exchange for credit towards the purchase of new CE Devices or other products) and other services as the parties may agree in writing from time to time.

Share: means an ordinary share of HK$1.00 in the capital of JVC.

Share Pricing Period: has the meaning given in clause 14.3.

Shareholders: means the holders of Shares.

Shareholders’ Reserved Matters: means the matters listed in schedule 2.

Shareholders’ Supermajority: means approval by Shareholders holding more than 66% of all the then issued Shares.

SMS Marketing: means SMS Marketing Service (Asia) Co., Ltd., a company incorporated and existing under the laws of the British Virgin Islands.

Software: includes computer software and video games.

Subsidiary: in relation to a company wherever incorporated (a holding company), means a “subsidiary” as defined in section 2 of the Companies Ordinance and any other company which is a subsidiary (as so defined) of a company which is itself a subsidiary of such holding company.

Territory: means, collectively, PRC, Taiwan, Hong Kong and Macau.

Test Stores: means the small-format retail stores operated from time to time by Shenzhen Youbole Trading Co., Ltd. (深圳市優博樂商貿有限公司) and/or the relevant affiliates of SMS Marketing at such addresses as First Honest may notify to RSH from time to time (as at the date of this agreement, such retail stores are located at 193 Hong Song Road, Shanghai, PRC 201103, 58 Huang-Hwa Road, Shanghai, PRC 201103, and 106-2 Xie-Tu Road, Shanghai, PRC 200023, respectively).

Threshold Amount: means RMB1,500,000 or 3% of the amount of the then entire issued share capital of JVC, whichever is higher.

WanMa Stores: means small-format retail stores (including kiosks) operated under the WanMa BenTeng brand name or other brand name each having a retail space between 120 square meters and 150 square meters offering the sale of computer, communication and consumer products, including home appliances, and located predominantly in non-major cities.

1.2	Clause, schedule and paragraph headings do not affect the interpretation of this agreement.

1.3	A reference to a clause or schedule is a reference to a clause of, or schedule to, this agreement. A reference to a paragraph is to a paragraph of the relevant schedule.

1.4	A person includes a natural person, a corporate or unincorporated body (whether or not having a separate legal existence).

1.5	Words in the singular include the plural and in the plural include the singular.

1.6	A reference to one gender includes a reference to each other gender.

1.7
A reference to a particular statute, statutory provision or subordinate legislation is a reference to such statute, statutory provision or subordinate legislation as in force from time to time taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation as amended or re-enacted and subordinate legislation for the time being in force made under it.

1.8	A reference to writing or written includes faxes and e-mails.

1.9	Documents in agreed form are documents in the form agreed by RSH and First Honest and initialled by them or on their behalf for identification.

1.10	A reference in this agreement to a document is a reference to the document whether in paper or electronic form.

1.11	Where the words include(s), including or in particular are used in this agreement, they are deemed to have the words “without limitation” following them.

1.12	Any obligation in this agreement on a person not to do something includes an obligation not to agree or allow that thing to be done.

1.13	Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them.

1.14	A reference in this agreement to time is a reference to Hong Kong time.

1.15
Except as otherwise agreed by the parties at the time of Completion, for purposes of this agreement, the rate of exchange applicable to Hong Kong Dollars to United States Dollars shall be fixed at a ratio of 7.76 to 1. In the event that the parties determine in good faith and reasonably agree to a different rate of exchange at the time of Completion, the number of Shares referenced in each of Recital (C) and clauses 3.3 and 3.4 of this agreement shall be adjusted (rounded down to the nearest whole number and ignoring any decimal fraction) to account for such different rate of exchange, provided that immediately after Completion, RSH and First Honest shall hold 49% and 51%, respectively, of the total issued share capital of JVC.

2.	THE BUSINESS

2.1
The business (Business) of the JVC Group is the selling of the Products and the provision of the Services (a) from small-format retail stores (each having a retail space of 250 square meters or less and having a direct sales force) owned, leased or franchised by a member of the JVC Group at such locations to be selected by such member within the Territory and, if applicable and upon the approval by a Board Supermajority, in any other country or territory located in the Asia-Pacific region; (b) through Internet by use of a website operated under a domain name to be adopted by JVC directed to consumers located within the Territory and, if applicable, and upon the approval by a Board Supermajority, in any other country or territory located in the Asia-Pacific region; and (c) through mobile handset/tablet applications created by or on behalf of JVC for use by consumers within the Territory and, if applicable, and upon the approval by a Board Supermajority, in any other country or territory located in the Asia-Pacific region.

2.2	Each party shall promote and develop the Business consistent with this agreement.

2.3
The Business shall be operated under a new brand incorporating both the RSH Marks and the First Honest Marks for the purpose of enhancing and accelerating consumers’ awareness and understanding of the Business (JVC Brand).  The use of the RSH Marks as part of the JVC Brand shall be subject in all respects to the RSH Licence Agreement and the use of the First Honest Marks as part of the JVC Brand shall be subject in all respects to the First Honest Licence Agreement.  JVC shall show, and shall procure the other members of the JVC Group to show, the JVC Brand in all signages and marketing and communication materials relating to the Business, provided that no member of the JVC Group nor any Franchisee shall use or present the RSH Marks nor the First Honest Marks independently of the JVC Brand as a whole.

2.4
Both First Honest and RSH shall provide their respective management know-how relating to retail, IT systems and other resources relevant to the Business to the JVC Group, which shall include expertise relating to, but not limited to, the following to be provided by:

(a)
RSH: branding; marketing; Products and Services merchandising (including pricing and visual merchandising); sourcing; inventory and supply chain management; extended warranty administration; inventory management systems; human resources (training and management expertise); proprietary IT systems relevant to the Business; and adaptation and localisation of systems and processes; and

(b)
First Honest: retail store operations; small business sales and operations; retail marketing; real estate (site selection and lease management); loss prevention; the Services; human resources (recruiting, training, compensation and benefits management); point of sale systems; customer relationship management systems; financial accounting and reporting; and proprietary IT systems relevant to the Business.

3.	COMPLETION

3.1	Completion shall take place at 10:00 p.m., Hong Kong time, on the Completion Date at:

(a)	the offices of RSH’s Hong Kong solicitors at 5th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong; or

(b)	any other place agreed in writing by RSH and First Honest.

3.2
Completion Date means January 31, 2013; provided, however, that if all the Conditions have not been satisfied and/or waived in accordance with clause 4 (conditions) on or before that date, Completion Date means:

(a)	the fifth Business Day following the satisfaction and/or waiver of all the Conditions contained in clause 4 (conditions); or

(b)	any other date agreed in writing by RSH and First Honest.

3.3	At Completion, First Honest shall pass such resolutions of the sole Shareholder of JVC and the board of directors of JVC as may be necessary to:

(a)
increase the authorised share capital of JVC from HK$10,000.00 to HK$50,000,000.00 divided into 50,000,000 Shares of HK$1.00 each with 23,745,599 Shares being issued to First Honest and 22,814,400 Shares being issued to RSH;

(b)	adopt the new memorandum of association and the new Articles of JVC, both in the agreed form;

(c)	change JVC's name to a name to be reasonably agreed between First Honest and RSH in good faith;

(d)	appoint the First Honest Directors and the RSH Directors;

(e)	appoint the chief executive officer who shall be nominated by First Honest;

(f)	confirm the appointment of Excellent Corporate Services Limited as the secretary of JVC;

(g)	confirm Flat/Room 1701, 111 Leighton Road, Causeway Bay, Hong Kong as the address of the registered office of JVC;

(h)	appoint Deloitte Touche Tohmatsu as the auditors of JVC; and

(i)	resolve that JVC's financial year shall end on 31 December in each year.

3.4	At Completion:

(a)
JVC shall, and First Honest shall cause JVC to, issue (credited as fully paid at the subscription price of HK$1.00 per Share equivalent to its par value) 23,745,599 Shares to First Honest and enter First Honest in the register of members of JVC as the holder of a total of 23,745,600 Shares and issue a share certificate to First Honest in respect of all such Shares; and

(b)
JVC shall, and First Honest shall cause JVC to, issue (credited as fully paid at the subscription price of HK$1.00 per Share equivalent to its par value) 22,814,400 Shares to RSH and enter RSH in the register of members of JVC as the holder of such 22,814,400 Shares and issue a share certificate to RSH in respect of all such Shares.

The one Share held by First Honest prior to Completion and all Shares issued to First Honest and RSH respectively upon Completion pursuant to this clause 3 shall rank pari passu in all respects.

3.5
At Completion, the parties shall, and RSH and First Honest shall cause JVC and their respective nominees and/or affiliates (as the case may be) to, execute and deliver or adopt (as the case may be) the corresponding documents in agreed forms as follows:

(a)	Master Sourcing Agreement between RSH or any other member of the RadioShack Group and JVC;

(b)	RSH Licence Agreement;

(c)	First Honest Licence Agreement;

(d)	Employment Agreement between JVC and its chief executive officer; and

(e)	New memorandum of association of JVC and new Articles.

3.6
The parties shall, and RSH and First Honest shall cause their respective nominees and/or affiliates (as the case may be) and the relevant members of the JVC Group to, negotiate in good faith and agree to, execute and deliver the following documents in the following manner:

(a)	As soon as reasonably practicable after the incorporation of the PRC Subsidiary of JVC, the Business Transfer Agreement;

(b)
As RSH and First Honest may discuss in good faith and reasonably agree on the appointment times, the Employment Agreements between (i) JVC of the one part; and (ii) each of the chief financial officer and the chief merchant of JVC of the other part; and

(c)	As soon as reasonably practicable after First Honest has notified JVC thereof, the Master Sourcing Agreement between First Honest or any other member of the Hon Hai Group and JVC.

4.	CONDITIONS

4.1	Completion is conditional on the satisfaction and/or waiver of the following Conditions:

(a)
All necessary regulatory and governmental consents, permits and registrations for the implementation and completion of the joint venture arrangements and other transactions contemplated under this agreement having been obtained and remaining in full force and effect.

(b)	All required third party consents having been obtained and remaining in full force and effect.

(c)
No legislation or regulation shall have been proposed or passed, and no investigation, suit, action or other proceeding shall be pending, that would or seeks to materially prohibit, restrain or restrict, or seek damages or other relief thereby materially restricting, the implementation of, or otherwise question the validity or legality of, this agreement or the participation in JVC by First Honest or RSH.

(d)
All covenants and obligations that each party is required to perform or comply with pursuant to this agreement at or prior to Completion shall have been performed and complied with in all material respects, and each party shall deliver a certificate in agreed form certifying fulfilment of such covenants and obligations.

(e)
All actions and proceedings, corporate or other, to be taken by each party in connection with the transactions contemplated by this agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the other party, and each party shall have made available to the other party for examination the originals or true and correct copies of all documents that such party may reasonably request in connection with the transactions contemplated by this agreement.

(f)
Each of the RSH Licence Agreement, the First Honest Licence Agreement, the Master Sourcing Agreements, the Employment Agreements and the new memorandum of association of JVC and new Articles having been negotiated in good faith between First Honest and RSH and having been formulated into agreed forms.

4.2
Each of RSH and First Honest shall use all reasonable endeavours to cause the Conditions applicable to such party to be satisfied as soon as practicable and in any event no later than 10:00 p.m., Hong Kong time:

(a)	on January 31, 2013; or

(b)	where a later date has been agreed in writing by RSH and First Honest, on that date.

4.3	A Condition may only be waived by both First Honest and RSH in writing.

4.4
If at any time either First Honest or RSH becomes aware of a fact or circumstance that is reasonably expected to prevent a Condition from being satisfied, it shall promptly inform the other party of such fact or circumstance in writing.

4.5
If any one or more of the Conditions have not been satisfied and/or waived by 6.00 p.m., Hong Kong time, on February 28, 2013, this agreement shall cease to have effect immediately after that time on that date except for:

(a)	clause 1 (interpretation);

(b)	this clause 4 (conditions);

(c)	clause 20 (confidentiality);

(d)	clause 22 (whole agreement);

(e)	clause 24 (variation and waiver);

(f)	clause 25 (costs);

(g)	clause 29 (notice);

(h)	clause 30 (language);

(i)	clause 31 (severance);

(j)	clause 35 (dispute resolution; governing law and jurisdiction); and

(k)	any rights or liabilities that have accrued or assumed under this agreement up to that time on that date.

5.	DIRECTORS AND MANAGEMENT

5.1
Subject to any resolution duly passed by the Shareholders from time to time, the board of directors of JVC shall be comprised of five directors, with three directors nominated by First Honest (First Honest Directors) and two directors nominated by RSH (RSH Directors).

5.2
The board of directors of JVC has responsibility for the supervision and management of JVC and its business but shall (subject to clause 5.19) be required to obtain a Board Supermajority before taking any decision in relation to any of the Board Reserved Matters.

5.3
The post of chairman of the board of directors of JVC shall be held by a RSH Director and each of First Honest and RSH agrees to cause each director appointed by such party to vote in favor of the RSH Director proposed by RSH to be chairman of the board of directors. The chairman shall not have a casting vote at any meeting of the board of directors of JVC. If the chairman is unable to attend any meeting of the board of directors, RSH shall promptly appoint another director appointed by it to act as chairman at such meeting.

5.4
Subject to clause 5.1, each of First Honest and RSH may nominate a director to fill a vacancy it is entitled to fill, and remove a director whom it nominated, by giving notice to JVC and the other party.  Any such appointment or removal shall take effect on the date on which the notice is received by JVC or, if a later date is given in the notice, on that date. Each of First Honest and RSH will consult with the other prior to any appointment or removal of a director; provided, however, that no party shall have any consent or other right with respect to the appointment or removal of such other party’s director nominees so long as (in relation to any appointment) such nominees are eligible to be a director under applicable laws and regulations, and (in relation to any removal) except for the indemnity provided in clause 5.5.  Each of First Honest and RSH shall vote its Shares at any meeting called for the purpose of filling positions on the board of directors or in any written consent executed for such purpose, and take all other necessary actions to cause the election to or removal from the board of directors of the First Honest Directors and the RSH Directors.

5.5
The party removing a director or officer appointed by it shall indemnify and keep indemnified JVC against any reasonable claim connected with such director's or officer’s removal from office.  For the avoidance of doubt, this clause 5.5 shall not apply to any removal of an officer approved by a Board Supermajority.

5.6
The parties intend there to be a meeting of the board of directors of JVC at least once every quarter to be held in Hong Kong or such other place(s) as the parties may agree; provided, however, that any director may participate in any such meeting in person or by telephone conference so long as the directors can listen to and talk to each other.

5.7	Any director may, and at the request of a director the secretary shall, call a meeting of the board of directors of JVC.

5.8	The parties shall ensure that subject to clause 5.9, at least seven days' notice of a meeting of the board of directors of JVC is given to all directors entitled to receive notice accompanied by:

(a)	an agenda specifying in reasonable detail the matters to be raised at the meeting; and

(b)	copies of any papers to be discussed at the meeting.

5.9	A shorter period of notice of a meeting of the board of directors of JVC may be given if at least one director nominated by each of First Honest and RSH agrees in writing.

5.10
Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting of the board of directors of JVC unless at least one director nominated by each of First Honest and RSH agrees in writing.

5.11	The quorum at any meeting of the board of directors of JVC (including adjourned meetings) is two First Honest Directors and two RSH Directors (or his/their respective alternate(s)).

5.12	No business shall be conducted at any meeting of the board of directors of JVC unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business.

5.13
If a quorum is not present within 30 minutes after the time specified for a meeting of the board of directors of JVC in the notice of the meeting, then it shall be adjourned for a period of up to seven Business Days, as described in a notice of such adjournment, at the same time and place subject to clause 5.14.

5.14
A meeting of the board of directors of JVC shall be adjourned to another time or date at the request of all the directors nominated by First Honest and RSH who are present at the meeting.  No business may be conducted at a meeting after such a request has been made. No more than one such adjournment may be made in respect of a meeting.

5.15
Meetings of the board of directors of JVC shall make decisions by passing resolutions. Except for the Board Reserved Matters, which shall be approved by a Board Supermajority subject to clause 5.19, a resolution is passed if more votes are cast for it than against it.

5.16	At a meeting of the board of directors of JVC, subject to clause 5.19, each director has one vote.

5.17
A director absent from a meeting of the board of directors of JVC may appoint any person to act as his alternate at the meeting in accordance with the Articles.  For the purposes of the meeting, the alternate director:

(a)	shall be counted for the quorum as the director by whom he is appointed and may vote on behalf of the absent director; and

(b)	where the person appointed as an alternate is already a director of JVC in his own right, shall also be counted for the quorum as a director (and may vote) in his own right.

5.18
The chief executive officer and the chief financial officer of JVC shall be nominated, and be subject to removal, by First Honest. The chief merchant of JVC (as an officer of JVC for the avoidance of doubt) shall be nominated, and be subject to removal, by RSH.  Each of First Honest and RSH will consult with each other prior to any nomination or removal of any such officer and each such nomination or removal shall be subject to the prior approval of the board of directors of JVC; provided, however, that no party shall have any consent or other right with respect to the nomination or removal of such other party’s officer nominees so long as (in relation to any appointment) such nominees are eligible to be officers under applicable laws and regulations, and (in relation to any removal) except for the indemnity provided in clause 5.5.  Each of the First Honest Directors and the RSH Directors shall vote at any meeting called for the purpose of filling such officer positions or in any written consent executed for such purpose, and take all other necessary actions to cause the appointment or removal of the officers nominated as provided hereunder.  In addition and without prejudice to the foregoing, the removal of the chief executive officer, the chief financial officer or the chief merchant may be approved by a Board Supermajority.  The parties agree that, in principle, the management and organization of the JVC Group shall be streamlined and localized, and structured to enhance unity and collaboration and maintain a locally competitive cost structure.

5.19
Notwithstanding anything to the contrary contained in this agreement, in relation to any Connected Transaction (for the avoidance of doubt, including any Connected Transaction which may also be a Board Reserved Matter) with respect to the interested party (either First Honest or RSH, as the case may be) as presented to the board of directors of JVC from time to time for consideration, the directors of JVC appointed by such interested party may be counted as part of the quorum for the meeting of the board of directors of JVC which is convened and held to consider such Connected Transaction but shall abstain from voting on such Connected Transaction at such meeting, and the interested party shall cause the directors of JVC appointed by it who are present at such meeting to abstain from voting on such Connected Transaction.

5.20
A resolution in writing (for the avoidance of doubt, including a resolution in writing to approve any Connected Transaction) signed by each and every one of the directors for the time being of JVC (or their respective alternates pursuant to clause 5.17) shall be as valid and effectual as if it had been passed at a meeting of the board of directors of JVC duly convened and held, and may consist of several documents in like form each signed by one or more directors (or their respective alternates pursuant to clause 5.17).

5A.	SHAREHOLDERS’ RESOLUTIONS

5A.1	Subject to clause 5A.14, the Shareholders shall be required to obtain a Shareholders’ Supermajority before taking any decision in relation to any of the Shareholders’ Reserved Matters.

5A.2
The chairman of each meeting of the Shareholders shall be the chairman of the board of directors of JVC. If the chairman is unable to attend any meeting of the Shareholders, RSH shall promptly appoint another director appointed by it to act as chairman at such meeting.

5A.3
The parties intend there to be at least an annual general meeting of the Shareholders to be held in Hong Kong or such other place(s) as the parties may agree; provided, however, that the duly authorised corporate representative of any Shareholder may participate in any such meeting in person or by telephone conference so long as they can listen to and talk to each other.

5A.4	Any Shareholder may call a meeting of the Shareholders.

5A.5
The parties shall ensure that subject to clause 5A.6, at least fourteen days' notice of a meeting of the Shareholders to consider and (if thought fit) pass an ordinary resolution, and at least twenty-one days' notice of a meeting of the Shareholders to consider and (if thought fit) pass a special resolution or of an annual general meeting of JVC, is given to all the Shareholders entitled to receive notice accompanied by:

(a)	an agenda specifying in reasonable detail the matters to be raised at the meeting; and

(b)	copies of any papers to be discussed at the meeting.

5A.6	A shorter period of notice of a meeting of the Shareholders may be given if all the Shareholders agree in writing.

5A.7	Matters not on the agenda, or business conducted in relation to those matters, may not be raised at a meeting of the Shareholders unless all the Shareholders agree in writing.

5A.8	The quorum at any meeting of the Shareholders (including adjourned meetings) is the duly authorised corporate representatives of First Honest and RSH respectively.

5A.9	No business shall be conducted at any meeting of the Shareholders unless a quorum is present at the beginning of the meeting and at the time when there is to be voting on any business.

5A.10
If a quorum is not present within 30 minutes after the time specified for a meeting of the Shareholders in the notice of the meeting, then it shall be adjourned for a period of up to seven Business Days, as described in a notice of such adjournment, at the same time and place subject to clause 5A.11.

5A.11
A meeting of the Shareholders shall be adjourned to another time or date at the request of all the Shareholders who are present at the meeting.  No business may be conducted at a meeting after such a request has been made. No more than one such adjournment may be made in respect of a meeting.

5A.12
Meetings of the Shareholders shall make decisions by passing resolutions. Except for the Shareholders’ Reserved Matters, which shall be approved by a Shareholders’ Supermajority subject to clause 5A.14, an ordinary resolution is passed if more votes are cast for it than against it, and a special resolution is passed if votes of the Shareholders present at the meeting representing in the aggregate 75% or more of the then issued share capital of JVC are cast for it.

5A.13	At any meeting of the Shareholders, subject to clause 5A.14, each Shareholder has one vote for each Share registered in such Shareholder’s name in JVC’s register of members.

5A.14
Notwithstanding anything to the contrary contained in this agreement, in relation to any Connected Transaction (for the avoidance of doubt, including any Connected Transaction which may also be a Shareholders’ Reserved Matter) with respect to the interested Shareholder (either First Honest or RSH, as the case may be) as presented to the meeting of the Shareholders from time to time for consideration, the interested Shareholder may be counted as part of the quorum for the meeting of the Shareholders which is convened and held to consider such Connected Transaction but shall abstain from voting on such Connected Transaction at such meeting.

5A.15
A resolution in writing (for the avoidance of doubt, including a resolution in writing to approve any Connected Transaction) signed by or on behalf of each and every one of the Shareholders for the time being shall be as valid and effectual as if it had been passed at a meeting of the Shareholders duly convened and held, and may consist of several documents in like form each signed by or on behalf of one or more Shareholders.

6.	ANTI-CORRUPTION COMPLIANCE

6.1
Each party agrees that it will comply with all applicable laws, including applicable anti-corruption laws, in the course of its performance of this agreement and the documents referred to in this agreement to which it is a party and in connection with the transactions contemplated hereunder and thereunder.  Each party also agrees that in the course of its performance under this agreement and the documents referred to in this agreement to which it is a party, it will not, either directly or through an intermediary, improperly give or offer to give anything of value to a government official or employee (or candidate for government office), an official of any government-related agency, instrumentality or organisation or a public international organization, or a political party or party official (or candidate for party office) (collectively, the Relevant Persons; each, a Relevant Person), for the purpose of influencing any Relevant Person’s decisions, inducing any Relevant Person to do or omit doing some act, or securing any improper advantage.

6.2
Each party represents and warrants that (a) neither it nor any of its employees or officers is a Relevant Person; and (b) as of the date of execution of this agreement and during the term of this agreement, no then-serving Relevant Person is or will become associated with, or will own or presently owns an interest, whether direct or indirect, in such party or has or will have any legal or beneficial interest in this agreement.

6.3
Any breach of the foregoing obligation on the part of any party shall constitute a material breach of this agreement and shall entitle any of the other parties to exercise all available rights and remedies at law or equity.

6.4
Each party warrants that it is familiar with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010 and the Chinese Amendments to the criminal law dealing with bribery and all applicable anti-corruption laws in effect in the jurisdictions in which such party conducts or will conduct business, including the Organisation for Economic Co-operation and Development’s Convention on Combating Bribery of Foreign Public Officials in International Business Transactions.

6.5
All officers and employees of JVC shall be required to attend comprehensive training regarding applicable anti-corruption laws on an annual basis.  Officers and employees new to JVC shall complete training on applicable anti-corruption laws as part of their orientation to JVC and shall not participate in any transactions involving a Relevant Person until such training has been completed.

6.6
Officers and employees of JVC who regularly participate in transactions involving the Relevant Persons may be required to undergo more specialized training at the direction of JVC.  Those officers and employees shall be separately notified of their training obligations.

6.7	Each of the officers and employees who complete JVC’s training program(s) referred to in this clause 6 shall sign a written certification of attendance, which JVC will keep on file.

6.8	JVC shall maintain records of officer and employee training attendance and shall ensure that all officers and employees have completed the training programs in compliance with this clause 6.

7.	FINANCE FOR JVC

7.1	Except as provided in this agreement, neither RSH nor First Honest is required to provide additional cash or property to JVC as a contribution to JVC’s share capital, as a loan to JVC or otherwise.

7.2
From time to time as reasonably determined by the parties, subject to all necessary regulatory and governmental approvals, First Honest and RSH shall consider and discuss in good faith any requirement of additional resources and/or to further finance the JVC Group in support of its continuous operation and/or expansion of the Business up to an aggregate amount of US$34,000,000 (or its foreign equivalent) or such greater amount as First Honest and RSH may discuss in good faith and agree in writing, in proportion to their then-current respective shareholding percentages in JVC.  Such additional resources and/or further financing (if required) may take such form(s) as First Honest and RSH may discuss in good faith and agree in writing (including subscriptions for additional Shares, loans to any one or more members of the JVC Group, third party financing or the combination of any one or more of the foregoing), in each case upon and subject to such normal commercial terms as First Honest and RSH may discuss in good faith and agree in writing.

7.3
Notwithstanding anything to the contrary contained in this agreement, following each infusion of additional resources and/or each further financing pursuant to clause 7.2, the shareholding percentages of First Honest and RSH in JVC shall always remain 51% and 49% respectively.

8.	UNDERTAKINGS OF AND RESTRICTIONS ON THE PARTIES

8.1	Except as otherwise expressly provided herein, from the Completion Date until 12 months after the termination of this agreement:

(a)
the JVC Group shall have the right to offer the Services in all retail stores owned by First Honest and located in any country or territory located in the Asia-Pacific region where the JVC Group carries on the Business at the relevant time;

(b)
subject to the exclusions set out in clause 8.2, neither RSH, First Honest nor any of their respective Affiliates shall solicit, negotiate or enter into an agreement with any third party to directly or indirectly offer any Products or Services to any persons in any retail store that is similar to the retail stores of the JVC Group (with reference to store size, product assortment, service offerings, or store layout or appearance) located in any country or territory located in the Asia-Pacific region where the JVC Group carries on the Business at the relevant time; and

(c)
neither RSH, First Honest nor any of their respective Affiliates shall solicit, negotiate or enter into an agreement with any third party to directly or indirectly offer any Products or Services to small to medium enterprises (in the reasonable opinion of both parties) through a direct sales force selling into any country or territory located in the Asia-Pacific region where the JVC Group carries on the Business at the relevant time.

8.2	The following are excluded from the restrictions in clause 8.1(b):

(a)	Apple Reseller stores authorised by or on behalf of Apple Inc. from time to time operated or franchised by any member of the Hon Hai Group wherever located;

(b)	WanMa Stores and Kantron Stores from time to time operated or franchised by any member of the Hon Hai Group wherever located;

(c)	single brand authorized reseller stores (including the following brands: Sony, Sharp, Lenovo and Canon) from time to time operated or franchised by any member of the Hon Hai Group wherever located;

(d)
in addition and without prejudice to the other paragraphs of this clause 8.2, each of the stores from time to time operated or franchised by any member of the Hon Hai Group wherever located offering the sale of computers, mobile handsets or both and having a retail space greater than 250 square meters and with sales of computers, mobile handsets or both providing a net revenue in excess of 50% of such store's annual gross revenue in respect of a particular year;

(e)
in addition and without prejudice to the other paragraphs of this clause 8.2, each of the stores from time to time operated or franchised by any member of the Hon Hai Group wherever located offering the sale of accessories and parts to products similar to the Products with sales of such accessories and parts providing a net revenue in excess of 80% of such store's annual gross revenue in respect of a particular year;

(f)
RSH’s or any other member of the RadioShack Group’s franchised stores located in any country or territory located in the Asia-Pacific region, with the express exception of the Territory, in which only JVC and/or any other member of the JVC Group may conduct the Business or any business similar thereto; and

(g)	the sale of Products by RSH or any other member of the RadioShack Group to Apple Reseller stores authorised by or on behalf of Apple Inc. wherever located.

8.3
Subject to clause 8.1(b), clause 8.1(c), clause 8.2 and clause 8.5, if either RSH (or any of its Affiliates) or First Honest (or any of its Affiliates) may encounter or initiate any business opportunity relating to the Business or any business similar thereto (whether through owned, leased or franchised stores or through a joint venture or similar arrangement with a third party or otherwise) in any country or territory located in the Asia-Pacific region (for the avoidance of doubt, including the Territory) (Business Opportunity), RSH or First Honest as the party proposing to pursue such Business Opportunity (Proposing Party) shall provide prior notice of such Business Opportunity setting out all the relevant facts and circumstances known by the Proposing Party at the time of such notice related to such Business Opportunity (including all the terms and conditions known by the Proposing Party at the time of such notice governing such Business Opportunity) to the board of directors of JVC and comply with this clause 8.3 and clause 8.4. Clause 5 shall apply and the board of directors of JVC (excluding any directors nominated by the Proposing Party) shall determine as a Connected Transaction with respect to the Proposing Party in good faith and as promptly as reasonably practicable after the Proposing Party having provided such additional facts, circumstances, terms and conditions relating to such Business Opportunity as the board of directors of JVC may reasonably require, taking into account the cost and effort required by and practicality of the Proposing Party in obtaining such additional facts, circumstances, terms and conditions, but in any event not later than 30 days following the Proposing Party’s provision of the notice described above and (if applicable) such additional facts, circumstances, terms and conditions (whichever is later), whether JVC or any other member of the JVC Group shall pursue such Business Opportunity, taking into consideration whether JVC or any other member of the JVC Group or the JVC Group as a whole is reasonably capable of pursuing such Business Opportunity in light of its then-current operations, store locations, personnel, financial wherewithal and other reasonable matters relevant to such determination. During the period that the Business Opportunity is under consideration by the board of directors of JVC, the Proposing Party shall promptly provide to the board of directors of JVC any additional relevant facts, circumstances, terms and conditions that become known to the Proposing Party.

8.4
In the event that (a) the board of directors of JVC declines such Business Opportunity in accordance with clause 8.3 or (b) JVC or any other member of the JVC Group does not enter into a term sheet or memorandum of understanding or similar document (whether or not legally binding) or other formal agreement acceptable to the board of directors of JVC (excluding any directors nominated by the Proposing Party) with respect to such Business Opportunity within 120 days following the Proposing Party’s provision of the notice described in clause 8.3 and (if applicable) such additional facts, circumstances, terms and conditions relating to such Business Opportunity as the board of directors of JVC may reasonably require as contemplated by clause 8.3 (whichever is later), the Proposing Party or any of its Affiliates shall be free to pursue and consummate such Business Opportunity upon and subject to the terms and conditions presented to the board of directors of JVC; provided, however, that (x) the Proposing Party or such Affiliate shall not utilise any of the First Honest Marks nor the RSH Marks for the purposes of or in connection with the exploitation, realisation, implementation and/or consummation of such Business Opportunity and the transactions contemplated thereby; and (y) in the event that the Proposing Party or such Affiliate is able to consummate the Business Opportunity on and subject to terms and conditions that are, considered in the aggregate, more favourable to the Proposing Party or such Affiliate than those presented to the board of directors of JVC, the Business Opportunity shall be re-offered to the JVC Group on and subject to such favourable terms and conditions.

8.5	Notwithstanding anything contained herein, clause 8.3 and clause 8.4 shall not apply to:

(a)	any Business Opportunity which either RSH or First Honest or any of their respective Affiliates has pursued after having complied with clause 8.3 and clause 8.4 with respect thereto;

(b)
for the avoidance of doubt, any business opportunity relating to the Business or any business similar thereto (whether through owned, leased or franchised stores or through a joint venture or similar arrangement with a third party or otherwise) in any part of the Territory from time to time encountered or initiated by any member of the Hon Hai Group (other than First Honest or any of its Affiliates) which does not fall within the scope of clause 8.2; and

(c)
if any member of the Hon Hai Group (other than First Honest or any of its Affiliates) has exploited, realised, implemented or consummated any business opportunity referred to in clause 8.5(b) in competition with the Business, RSH or any other member of the RadioShack Group may pursue any business opportunity (in nature, form, substance and effect substantially similar, in the reasonable opinion of both First Honest and RSH, to such business opportunity so exploited, realised, implemented or consummated by such member of the Hon Hai Group) relating to the Business or any business similar thereto (whether through owned, leased or franchised stores or through a joint venture or similar arrangement with a third party or otherwise) in any part of the Territory; provided, however, that RSH or such member shall not utilise any of the First Honest Marks nor the RSH Marks for the purposes of or in connection with the exploitation, realisation, implementation and/or consummation of its business opportunity referred to in this clause 8.5(c) and the transactions contemplated thereby.

8.6
The undertakings in this clause 8 are given by each party to the other and to JVC and its Subsidiaries and apply to actions carried out by each party (or any of its respective Affiliates) in any capacity and whether directly or indirectly, on the party's (or its respective Affiliates’) behalf, on behalf of any other person or jointly with any other person.

8.7	Nothing in this clause 8 shall prevent any party or the other members of the Hon Hai Group or the RadioShack Group:

(a)	from holding for investment purposes only any units of any authorised unit trust regulated by any governmental or regulatory authorities; or

(b)	from holding for investment purposes only not more than 5% of any class of shares or securities of any company traded on any internationally-recognised stock exchange or over-the-counter market.

8.8
Each of the covenants in this clause 8 is considered fair and reasonable by the parties. If any such restriction shall be found by a court of competent jurisdiction to be unenforceable but would be valid and enforceable if any part of it were deleted or the restrictive period or geographic area of application reduced, the restriction shall apply with such modifications as may be necessary to make it valid and enforceable.

8.9	First Honest shall cause each of its Affiliates, and RSH shall cause each member of the RadioShack Group, to comply with the terms of this clause 8.

9.	THE BUSINESS PLAN

9.1	The Business Plan is an annual business plan for JVC prepared by JVC and it shall include in relation to the Financial Year to which it relates:

(a)	a cashflow statement providing:

(i)	an estimate of working capital requirements; and

(ii)
an indication of the amount (if any) that it is considered prudent to retain, for the purpose of meeting those requirements, out of the profits of the previous Financial Year that are available for distribution to the Shareholders;

(b)	a monthly projected profit and loss account (to be consolidated in relation to the JVC Group, as appropriate);

(c)	an operating budget (including capital expenditure requirements) and balance sheet forecast;

(d)	a management report providing business objectives for such Financial Year and the next two Financial Years as a whole; and

(e)
a financial report which shall include an analysis of the actual and estimated results of JVC or the JVC Group (as the case may be) for the previous Financial Year compared with the Business Plan for that year, identifying variations in sales revenues, costs and other material items.

9.2	The Business Plan for every Financial Year shall be:

(a)	prepared by management of JVC within 45 days before the end of the preceding Financial Year; and

(b)	adopted and approved by the board of directors as soon as practicable after it has been prepared and in any event no later than the beginning of the Financial Year to which such Business Plan relates.

10.	ACCOUNTING

10.1
JVC shall at all times maintain accurate and complete accounting books and records, including all corporate income tax computations and related documents and correspondence with all relevant governmental authorities, in accordance with the requirements of all applicable laws.

10.2
Each of First Honest and RSH and its authorised representatives shall be allowed access at all reasonable times upon prior appointment to examine the books and records of the JVC Group and make copies of any such books and records.

10.3	JVC shall provide to each of First Honest and RSH the following financial information:

(a)	a copy of each year's Business Plan approved by the board of directors of JVC in accordance with clause 9.2;

(b)
as promptly as practicable following the final day of each Financial Year, but in any event not later than the expiry date of the 5-month period following the final day of each Financial Year, audited accounts (or consolidated accounts in relation to the JVC Group) for such Financial Year of each of JVC and its Subsidiaries prepared in accordance with (i) Generally Accepted Accounting Principles as in effect in the United States and (ii) Hong Kong Financial Reporting Standards in effect for the time being, respectively; and

(c)
as promptly as practicable following the final day of each monthly accounting period, but in any event not later than 10 Business Days following the final day of each monthly accounting period, unaudited monthly management accounts of each of JVC and its Subsidiaries prepared in accordance with (i) Generally Accepted Accounting Principles as in effect in the United States and (ii) Hong Kong Financial Reporting Standards in effect for the time being, respectively, such accounts to include a profit and loss account, a balance sheet and a cashflow statement.

10.4
Each of RSH and First Honest shall be entitled to require JVC or any of its Subsidiaries, and JVC shall as soon as practicable comply with such request, to provide any additional documents, information and correspondence relating to the JVC Group which are reasonably necessary (at the reasonable cost of the party making the request) to enable the relevant party to comply with filing, elections, returns or any other requirements of any revenue or tax authority or other governmental authorities.  JVC shall make available to RSH or First Honest, as soon as practicable upon reasonable request and at the reasonable cost of the party making the request, appropriate personnel to allow such party to review and discuss the financial and other information provided by JVC to RSH and First Honest from time to time.  Each of RSH and First Honest shall be entitled, upon reasonable request and at the reasonable cost of the requesting party, to perform an independent audit of the JVC Group’s financial statements and JVC shall reasonably cooperate in connection with any such independent audit, including, without limitation, by providing (i) any documents and information relating to the JVC Group, and (ii) access to appropriate JVC Group personnel, to enable the relevant party to prepare and conduct such independent audit.

11.	DIVIDEND POLICY

11.1
The board of directors of JVC shall, not less than one time during the first half of each Financial Year and one time during the second half of such Financial Year (except for the first Financial Year), consider and discuss whether to recommend the distribution of dividends (interim and/or final) in relation to each Financial Year (taking into consideration, among other things, JVC’s (a) earnings after interest, taxes, depreciation and amortization; (b) net income; (c) cash debt service; (d) required capital expenditures; (e) cash operating expenses; (f) adequacy of reserves; (g) the release of any cash from reserves funded; (h) future working capital and business requirements; (i) the Business Plan; and (j) prevailing market and economic conditions) and (if thought fit) shall recommend the amount and payment time of the dividend to the Shareholders for approval in accordance with the Articles.  For the avoidance of doubt, the parties agree that in the event the distribution of a dividend is recommended by the board of directors of JVC, each of First Honest and RSH shall, in their capacity as Shareholders, resolve to approve any such dividend as promptly as reasonably practicable.

12.	TRANSFER OF SHARES

12.1
Neither RSH nor First Honest shall transfer, grant any Encumbrance over, or otherwise dispose of or give any person any rights in or over any Share or interest in any Share unless it is permitted or required under this agreement and carried out in accordance with the terms of this agreement; provided, however, that First Honest may transfer all or any portion of its Shares to any other member of the Hon Hai Group and RSH may transfer all or any portion of its Shares to any other member of the RadioShack Group, in which case (a) the relevant party shall procure such member to observe and perform the provisions of this agreement to the extent that such provisions apply to a Shareholder (for the avoidance of doubt, the definition of “Affiliate” set out in clause 1.1 shall remain unchanged without any consequential amendment following such transfer), and (b) if such member ceases to be a member of the relevant Group, such party shall promptly notify the other party of such cessation and both parties will cause the directors of JVC appointed by them to approve the transfer of the Shares held by such member to such party or another member of the relevant Group. Each certificate representing Shares shall bear a legend substantially in the following form:

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED JOINT VENTURE AGREEMENT, DATED JANUARY 31, 2013, AMONG THE ISSUER AND THE SHAREHOLDERS NAMED THEREIN.  THE ISSUER WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE AMENDED AND RESTATED JOINT VENTURE AGREEMENT.

12.2
If (a) during the six-month period ending immediately prior to the end of the Initial Period (for illustrative purposes, if the first retail store of the JVC Group is officially opened for Business in 2013, the said six-month period refers to the period from 1 July 2016 to 31 December 2016, both dates inclusive) either (i) the Operating Income  (Group) records a loss of US$2,500,000 or more during the said six-month period; or (ii) the aggregate of the Operating Income (Store) for the JVC Group’s retail stores that have been operating for a minimum of 12 calendar months at the beginning of the said six-month period is negative; or (b) a Deadlock exists, First Honest and RSH shall cause the Fair Value of all the then issued Shares to be determined by the Expert, who shall be a valuation professional of repute (acting as expert and not arbitrator) with experience in the valuation of shares in and determining and auditing operating income of private companies limited by shares, jointly nominated and appointed by RSH and First Honest (failing which the Expert shall be appointed in accordance with clause 15.3) in accordance with clauses 14.7 and 14.8, and an independent valuation report shall be issued in accordance with clause 15.4.

12.3	If First Honest and RSH are in disagreement as to the Operating Income referred to in clause 12.2(a), clause 15 shall apply.

12.4
After the determination of the Fair Value of all the then issued Shares, RSH shall have the option, but not the obligation, to sell all of the Shares held by RSH at a price equal to 49% (or such percentage equal to RSH’s then-current shareholding percentage in JVC) of the amount of the Fair Value of all the then issued Shares (RSH Option), and if RSH exercises the RSH Option, First Honest may consider, but shall not be obligated, to purchase such Shares from RSH. If RSH exercises the RSH Option, RSH shall provide an irrevocable notice in writing (Exercise Notice) of such exercise to First Honest.

12.5
If RSH does not exercise the RSH Option within 30 days from the date of determination of the Fair Value of all the then issued Shares or First Honest does not serve an irrevocable notice in writing on RSH to purchase RSH’s Shares pursuant to clause 12.4 within 30 days from the date of RSH’s Exercise Notice, the RSH Option shall automatically lapse and cease to be exercisable in all respects and First Honest shall have the option, but not the obligation, to sell all of the Shares held by First Honest at a price equal to 51% (or such percentage equal to First Honest’s then-current shareholding percentage in JVC) of the amount of the Fair Value of all the then issued Shares (First Honest Option), and if First Honest exercises the First Honest Option, RSH may consider, but shall not be obligated, to purchase such Shares from First Honest. If First Honest exercises the First Honest Option, First Honest shall provide an Exercise Notice of such exercise to RSH.

12.6
If First Honest does not exercise the First Honest Option within 30 days from the date of the automatic lapse of the RSH Option or RSH does not serve an irrevocable notice in writing on First Honest to purchase First Honest’s Shares pursuant to clause 12.5 within 30 days from the date of First Honest’s Exercise Notice, this agreement shall terminate and JVC shall be liquidated in accordance with clause 17, unless First Honest and RSH mutually agree otherwise in writing.

13.	OBLIGATORY TRANSFER EVENT

If any of the following events occurs to RSH or First Honest, the occurrence of such event shall be an Obligatory Transfer Event in respect of that party and the provisions of clause 14 shall apply:

(a)	the liquidation (voluntary or otherwise) of the party, other than a genuine solvent restructuring in which the new company assumes (and is capable of assuming) all the obligations of the party;

(b)	the party ceasing to carry on all or substantially all of its business; or

(c)
the party commits a material or persistent breach of this agreement which if capable of remedy has not been so remedied within 30 Business Days after the date of the notice from the other party to the first-mentioned party requiring such remedy.

14.	TRANSFER FOLLOWING OBLIGATORY TRANSFER EVENT

14.1
Where an Obligatory Transfer Event occurs to RSH or First Honest, such party shall give notice of such Obligatory Transfer Event to the other party as soon as practicable and, if it does not, it is deemed to have given notice of the Obligatory Transfer Event on the date on which the other party becomes aware of such Obligatory Transfer Event.

14.2
The party receiving notice of an Obligatory Transfer Event (in this clause the Buyer) has the right, within 30 days of receiving the notice (the first day is the day after the day on which it received the notice), to offer to buy all the Shares of the other party (in this clause the Seller) in JVC (Relevant Shares) at a price for cash specified by the Buyer and not on deferred terms and also upon and subject to such normal commercial terms and conditions as the Buyer and the Seller may negotiate and agree in good faith (Offer).

14.3	The Seller has a period of 30 days (Share Pricing Period) of receiving the Offer (the first day is the day after the day of the Offer) within which to:

(a)	accept the price offered for the Relevant Shares by the Buyer; or

(b)	request that a Fair Value for the Relevant Shares be determined by the Expert,

and the Seller is deemed to have accepted the Offer at the price stated by the Buyer in its Offer under clause 14.2 if it does not expressly accept or request a Fair Value determination by the end of the Share Pricing Period.

14.4	The price for the Relevant Shares shall be:

(a)	the price offered by the Buyer if, at the expiry of the Share Pricing Period, the Seller has:

(i)	accepted that price; or

(ii)	neither accepted that price nor requested the determination of a Fair Value by the Expert; or

(b)	the Fair Value determined by the Expert, if the Seller requests such a determination before the expiry of the Share Pricing Period.

14.5
Where the price is referred to the Expert, to exercise the Buyer’s right to buy, the Buyer shall give notice to the Seller within 30 days of receiving notification of the Fair Value determined by the Expert (the first day being the day after the Buyer receives the Fair Value notification).

14.6
Acceptance or deemed acceptance under clause 14.3 or the service of a notice to buy under clause 14.5 shall bind the parties to buy and sell the Relevant Shares, as the case may be, in accordance with clause 18.

14.7	In this clause 14, the Fair Value of the Shares to be sold shall be the value that the Expert certifies to be the fair market value in his opinion based on the following assumptions:

(a)
the value of the Shares in question is that proportion of the fair market value of the entire issued share capital of JVC that such Shares bear to the then total issued share capital of JVC (with no premium or discount for the size of the relevant seller's Shareholding or for the rights or restrictions applying to such Shares under this agreement or the Articles);

(b)	the sale is between a willing buyer and a willing seller on the open market;

(c)	the sale is taking place on the date that the Obligatory Transfer Event occurred;

(d)	if JVC is then carrying on its Business as a going concern, it shall continue to do so;

(e)	such Shares are sold free of all Encumbrances; and

(f)	taking into account any other factors (including the value of the JVC Brand) that the Expert reasonably believes should be taken into account.

14.8	The Expert shall have the discretion to resolve any issues arising from the application of such assumptions in his absolute discretion.

15.	EXPERT

15.1
An Expert is a person appointed in accordance with this clause 15 to determine (a) Fair Value for the purposes of clause 12 (transfer of Shares) and clause 14 (transfer following Obligatory Transfer Event); (b) the Operating Income referred to in clause 12.2(a); and (c) if applicable, the Fair Value of additional Shares for the purposes of clause 7 (finance for JVC).

15.2	First Honest and RSH shall endeavour to agree on the appointment of an independent Expert.

15.3
If First Honest and RSH are unable to agree on an Expert within seven days of either party providing details of a suggested expert to the other party, the parties shall forthwith request the two suggested experts to jointly recommend and notify such parties as soon as reasonably practicable of an Expert who is a valuation professional of repute with experience in the valuation of shares in private companies limited by shares and determining and auditing operating income of private companies limited by shares, and First Honest and RSH shall then appoint the Expert as soon as reasonably practicable after their receipt of such recommendation.

15.4
The Expert is required to prepare a written determination of Fair Value and/or the Operating Income referred to in clause 12.2(a) (as the case may be) and give notice (including a copy) of such determination to the parties within three months of the matter being referred to the Expert.

15.5	If the Expert dies or becomes unwilling or incapable of acting, or does not deliver such determination within the time required by this clause 15, then:

(a)
First Honest and RSH shall forthwith instruct the two suggested experts referred to in clause 15.3 to jointly recommend and notify such parties as soon as reasonably practicable of another Expert, and First Honest and RSH shall then discharge the then appointment of the Expert and appoint a replacement Expert as soon as reasonably practicable after their receipt of such recommendation; and

(b)	this clause 15 applies in relation to the new Expert as if he were the first Expert appointed.

15.6	All matters under this clause 15 shall be conducted, and the Expert's determination shall be written, in the English language.

15.7
First Honest and RSH are entitled at their own cost and expense to make submissions to the Expert including oral submissions, provided that no such oral submissions shall be on an ex parte basis, and shall at their own cost and expense provide (or procure JVC to provide) the Expert with such assistance and documents as the Expert reasonably requires for the purpose of determining Fair Value and/or the Operating Income referred to in clause 12.2(a) (as the case may be), subject to the Expert agreeing to give such confidentiality undertakings as the parties may reasonably require.

15.8
To the extent not provided in this clause 15, the Expert may in his reasonable discretion determine such other procedures to assist with the conduct of the determination as he considers just or appropriate.

15.9
Each party shall as soon as practicable at its own cost and expense supply (and, in relation to RSH and First Honest, procure JVC to supply) each other with all information and give each other access to all documentation and personnel as the other party reasonably requires to make a submission under this clause 15.

15.10
The Expert's written determination of Fair Value and/or the Operating Income referred to in clause 12.2(a) (as the case may be) shall be final and binding on the parties in the absence of manifest error or fraud.

15.11
Each of First Honest and RSH shall bear its own costs in relation to the reference to the Expert.  The Expert's fees and any costs reasonably incurred by him in arriving at his determination (including any fees and costs of any advisers appointed by the Expert) shall be borne by both parties in equal shares.

16.	FUTURE PLANS

First Honest and RSH shall consider and discuss in good faith the possibility and implementation of:

(a)	the initial public offering of the Shares or any other securities of JVC on an internationally recognised stock exchange or over-the-counter market;

(b)	an employee share incentive or similar program to be adopted by JVC to provide incentive for recruiting and retaining capable and talented employees of the JVC Group;

(c)	any further resources and/or financing to the JVC Group in support of its continuous operation and/or expansion of the Business as more particularly described in clause 7.2; and

(d)	such other matters relating to the JVC Group as either party may raise for discussion from time to time.

17.	TERMINATION AND LIQUIDATION

17.1	Except for the provisions which this clause 17 states shall continue in full force after termination, this agreement shall terminate:

(a)	when either First Honest or RSH ceases to hold, directly or indirectly, more than 10% of the then issued share capital of JVC;

(b)
when a resolution is passed by the Shareholders by a Shareholders’ Supermajority, or an order made by a court of competent jurisdiction, that shall lead to JVC being wound up and its assets being distributed among JVC's creditors, Shareholders and/or other contributors (as the case may be); or

(c)	pursuant to clause 12.6.

17.2	The following provisions of this agreement remain in full force after termination:

(a)	clause 1 (interpretation);

(b)	clause 2.3 (JVC Brand);

(c)	clauses 8.1 and 8.2 (undertakings of and restrictions on the parties);

(d)	this clause 17;

(e)	clause 20 (confidentiality);

(f)	clause 22 (whole agreement);

(g)	clause 24 (variation and waiver);

(h)	clause 25 (costs);

(i)	clause 29 (notice);

(j)	clause 30 (language);

(k)	clause 31 (severance); and

(l)	clause 35 (dispute resolution; governing law and jurisdiction).

17.3	Termination of this agreement shall not affect any rights or liabilities that the parties have accrued or assumed under it up to termination.

17.4
If this agreement terminates, subject to clause 2.3 and clause 18.3(g) and the provisions of the RSH Licence Agreement and the First Honest Licence Agreement, each party shall, if reasonably requested by any of the others, cause the name of JVC to be changed to avoid confusion with the name of the party making the request.

17.5
Where JVC is to be wound up and its assets distributed, to the extent permitted by applicable laws and regulations, the parties (together with the liquidator of JVC, as appropriate) shall agree a reasonably suitable basis for dealing with the interests and assets of the JVC Group and shall use reasonable endeavours to ensure that:

(a)	all existing contracts to which any member of the JVC Group is a party are performed and enforced to the extent that there are sufficient resources;

(b)	the JVC Group shall not enter into any new contractual obligations;

(c)	JVC is dissolved and its assets are distributed as soon as practicable; and

(d)
subject to clause 2.3 and clause 18.3(g) and the provisions of the RSH Licence Agreement and the First Honest Licence Agreement, any proprietary information or intellectual property rights belonging to or originating from a party shall be returned to it by the other party or the JVC Group, as applicable, to the extent reasonably practicable at the reasonable cost and expense of such other party or the JVC Group and all such proprietary information or intellectual property rights shall be erased from the computer systems (to the extent reasonably possible) of the JVC Group and the party who is returning it.

17.6
Where any party is required by any law, regulation or governmental or regulatory authority to retain any proprietary information (or copies of such information) of the other party or the JVC Group, it shall notify the other parties in writing of such retention giving reasonable details of the information that it has been required to retain.

18.	COMPLETION OF THE SALE AND PURCHASE OF SHARES IN JVC

18.1	This clause 18 applies only to transfers of Shares between the parties pursuant to clause 12 (transfer of Shares) and clause 14 (transfer following Obligatory Transfer Event).

18.2
The sale of the relevant Shares under this agreement shall be completed at the offices of the party buying such Shares or such other place as the buying party and the selling party may reasonably agree on the 30th Business Day:

(a)	after the receipt of an Exercise Notice pursuant to clause 12; or

(b)	after acceptance or deemed acceptance of an offer to buy under clause 14.3 or after service of a notice to buy under clause 14.5.

18.3	At completion, the party selling the relevant Shares shall:

(a)
transfer the Shares held by the selling party free from all Encumbrances by way of a duly completed instrument of transfer and sold note signed by or on behalf of the selling party transferring the legal and beneficial ownership in such Shares to the buyer together with the relevant share certificate and such other documents as the buyer may reasonably require to show good title to such Shares or enable it to be registered as the holder of such Shares with JVC;

(b)
deliver the resignations signed by any directors and officers appointed by the selling party in relation to the JVC Group to take effect at completion and acknowledging that they have no claims against all relevant members of the JVC Group in respect of fees, remuneration, compensation for loss of office or otherwise;

(c)	warrant that it has no right to require JVC to issue any share capital or other securities and that no Encumbrance affects any unissued shares or other securities of JVC;

(d)
warrant that no commitment has been given to create an Encumbrance affecting such Shares (or any unissued shares or other securities of JVC) and that no person has claimed any rights in respect thereof;

(e)	undertake to do all it can, at its own cost, to give the buyer the full legal and beneficial title to such Shares;

(f)	pay its half share of any stamp duty or transfer tax payable in respect of transfer of such Shares; and

(g)
if JVC wishes to continue to use any of the RSH Marks and/or the First Honest Marks as part of the JVC Brand after the sale of such Shares, the corresponding provisions contained in the First Honest Licence Agreement and/or the RSH Licence Agreement, as the case may be, shall apply.

18.4
At completion, the buying party shall pay the purchase price in full to the selling party by such payment mode as the buying party and the selling party may reasonably agree, and shall arrange for the relevant share transfer documents (including the duly completed and signed instrument of transfer and bought and sold notes) to be duly stamped and/or adjudicated by appropriate governmental authorities within the prescribed period under applicable laws and regulations.

18.5
At or before completion, JVC shall repay, and shall procure the relevant members of the JVC Group to repay, in full any loans made by the selling party to the JVC Group (together with any interest accrued thereon) and the parties shall use their best endeavours to procure that the selling party is absolutely released from any guarantees, security arrangements and other obligations that it has given in respect of the JVC Group in connection with the Business.

18.6
The parties shall procure the registration (subject to due stamping or adjudication of the instrument of transfer relating to the transfer of the relevant Shares) of the transfer of such Shares pursuant to this clause 18 and also JVC’s issuance of the certificate representing such Shares to the buyer in accordance with the Articles.

18.7
The Shares contemplated by this clause 18 shall be sold with all rights that attach, or may in the future attach, to them (including the right to receive all dividends and distributions declared but not paid prior to completion).

18.8	The party buying the relevant Shares is not obligated to complete the purchase of any of the Shares being sold unless the purchase of all the Shares being sold is completed simultaneously.

18.9	If the party selling the Shares fails to complete the transfer of such Shares as required under this clause 18, JVC:

(a)
is irrevocably and unconditionally authorised to appoint any person to transfer such Shares on the selling party's behalf and to do any and all acts and things that the party buying such Shares may reasonably require to complete the sale; and

(b)	may receive the purchase price on behalf of the party selling the Shares, giving a receipt that shall absolutely discharge the party buying the Shares in respect of such purchase price.

19.	STATUS OF AGREEMENT

19.1
Each of First Honest and RSH shall exercise all its voting rights and other powers in relation to JVC, and shall procure the directors of JVC appointed by it, to ensure that the provisions of this agreement are properly and promptly observed and performed and given full force and effect according to the spirit and intention of this agreement.

19.2
If any provision in the memorandum of association of JVC and/or the Articles (for the avoidance of doubt, including the new memorandum of association and the new Articles of JVC referred to in clause 3.3(b)) conflicts with any provision of this agreement, this agreement shall prevail.

19.3
First Honest and RSH shall, when necessary, exercise their respective voting powers and any other rights and powers in relation to JVC to amend, waive or suspend a conflicting provision (if any) in the memorandum of association of JVC and/or the Articles to the extent necessary to permit JVC and its Business to operate and to be administered as provided in this agreement.

20.	CONFIDENTIALITY

20.1	In this clause 20, Confidential Information means any information:

(a)
which either First Honest or RSH or any of its Affiliates may have or acquire (whether before or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs of the JVC Group (including any information provided pursuant to clause 10);

(b)
which any party or any member of its Group may have or acquire (whether before or after the date of this agreement) in relation to the customers, suppliers, business, assets or affairs of any other party or any other member of the other party's Group (in relation to First Honest, any other member of the Hon Hai Group), as a consequence of the negotiations relating to this agreement or any other agreement or document referred to in this agreement or the performance of this agreement or any other agreement or document referred to in this agreement; or

(c)	which relates to the existence or contents of this agreement (or any agreement or arrangement entered into pursuant to or contemplated by this agreement),

but excludes the information in clause 20.2.

20.2	Information is not Confidential Information if:

(a)	it is or becomes public knowledge other than as a direct or indirect result of the information being disclosed in breach of this agreement;

(b)
any party can establish to the reasonable satisfaction of the originating party that it found out the information from a source not connected with the originating party or its Group and that the source is not under any obligation of confidence in respect of the information;

(c)
any party can establish to the reasonable satisfaction of the originating party that the information was known to the first party before the disclosure of the information by the originating party and that it was not under any obligation of confidence in respect of the information;

(d)	the information was developed independently by or on behalf of any party without violating the provisions of this agreement; or

(e)	the parties agree in writing that it is not confidential.

20.3
Each party shall at all times keep confidential (and First Honest shall procure that its relevant employees and agents and the relevant employees and agents of any other members of the Hon Hai Group, in each case having access to the relevant Confidential Information, and RSH shall procure that its relevant employees and agents and the relevant employees and agents of any other members of the RadioShack Group, in each case having access to the relevant Confidential Information and, in relation to First Honest and RSH, JVC (in respect of information specified in clause 20.1(b) and clause 20.1(c)) shall keep confidential) any Confidential Information and shall not use or disclose any such Confidential Information except:

(a)
to the relevant employees and agents of such party and to another member of the RadioShack Group or the Hon Hai Group or the JVC Group or its relevant employees and agents, as the case may be, or to a party's professional advisers where such disclosure is necessary and for a purpose related to the implementation or operation of this agreement or any other agreement or document referred to in this agreement;

(b)	with the written consent of the party or any member of its Group that the Confidential Information relates to (such consent not to be unreasonably withheld or delayed);

(c)
as may be required by law or by the rules and regulations of any recognised stock exchange, or governmental or other regulatory body, when the party being required to disclose the relevant Confidential Information shall, to the extent permitted by applicable laws and regulations and also to the extent reasonably practicable, supply a copy of the required disclosure to the party to whom such Confidential Information relates before it is disclosed and incorporate any amendments or additions reasonably required by the party to whom such Confidential Information relates, which amendments or additions would not prevent the disclosing party from complying with its legal and regulatory obligations; or

(d)
to any tax authority to the extent reasonably required for the purposes of the tax affairs of the party concerned or any other member of the Hon Hai Group, in the case of First Honest, or the RadioShack Group, in the case of RSH.

20.4
Each party shall inform (and shall procure that each member of the Hon Hai Group, in the case of First Honest, or the RadioShack Group, in the case of RSH, and, in relation to First Honest and RSH, JVC shall inform) any officer, employee or agent having access to the relevant Confidential Information or any professional adviser advising it in relation to the matters referred to in this agreement, or to whom it provides Confidential Information, that such information is confidential and shall require them:

(a)	to keep it confidential; and

(b)
not to use or disclose it to any third party (other than those persons to whom it has already been disclosed in accordance with the terms of this agreement) upon and subject to terms and conditions similar to the provisions of this clause 20.

20.5
Upon termination of this agreement, any party may demand from any other party and/or its Group the return of any documents containing Confidential Information in relation to the first party and/or its Group (in relation to First Honest, the Hon Hai Group) by notice in writing whereupon the other party shall (and shall procure that each member of the Hon Hai Group, in the case of First Honest, or the RadioShack Group, in the case of RSH, and their respective officers, employees and agents who are in control or possession of the relevant Confidential Information at the relevant time and, in relation to First Honest and RSH, JVC shall):

(a)	return such documents to the extent reasonably practicable; and

(b)	destroy any copies of such documents and any other document or other record reproducing, containing or made from or with reference to the Confidential Information,

save, in each case, for the other party’s retention of any such documents for the purposes of any submission to or filings with governmental, tax or regulatory authorities. Such return or destruction shall take place as soon as practicable after the receipt of any such notice.

20.6	The obligations of each of the parties in this clause 20 shall continue without time limit and notwithstanding termination of this agreement for any cause.

21.	REPRESENTATIONS AND WARRANTIES

(a)	During the continuance of this agreement notwithstanding Completion, RSH represents and warrants to First Honest and JVC that:
(i)
RSH is a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong and has full corporate power to enter into this agreement and the other agreements and documents referred to in this agreement to which it is a party and to perform its obligations hereunder and thereunder.

(ii)
The execution, delivery and performance by RSH of this agreement, and of all of the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby from RSH, are within the corporate power of RSH and have been duly authorized by all necessary action of RSH. This agreement has been duly executed and delivered by RSH. This agreement is, and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from RSH will be, when executed and delivered by the parties thereto, the valid and binding obligations of RSH, enforceable against RSH in accordance with their respective terms.

(iii)
The execution, delivery and performance by RSH of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from RSH, and the consummation of the transactions contemplated herein and therein, do not and will not (A) conflict with or violate any law, judgment, order or decree binding on RSH or the constitutional documents of RSH or (B) constitute a violation or breach of any contract or agreement to which RSH is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by RSH in connection with the execution, delivery and performance by RSH of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from RSH or the consummation of the transactions contemplated hereby and thereby.

(iv)	The entire issued share capital of RSH is owned, directly or indirectly, by RadioShack.

(b)	During the continuance of this agreement notwithstanding Completion, First Honest represents and warrants to RSH and JVC that:
(i)
First Honest is a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong and has full corporate power to enter into this agreement and the other agreements and documents referred to in this agreement to which it is a party and to perform its obligations hereunder and thereunder.

(ii)
The execution, delivery and performance by First Honest of this agreement, and of all of the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby from First Honest, are within the corporate power of First Honest and have been duly authorized by all necessary action of First Honest. This agreement has been duly executed and delivered by First Honest. This agreement is, and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from First Honest will be, when executed and delivered by the parties thereto, the valid and binding obligations of First Honest, enforceable against First Honest in accordance with their respective terms.

(iii)
The execution, delivery and performance by First Honest of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from First Honest, and the consummation of the transactions contemplated herein and therein, do not and will not (A) conflict with or violate any law, judgment, order or decree binding on First Honest or the constitutional documents of First Honest or (B) constitute a violation or breach of any contract or agreement to which First Honest is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by First Honest in connection with the execution, delivery and performance by First Honest of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from First Honest or the consummation of the transactions contemplated hereby and thereby.

(iv)	Immediately prior to Completion, First Honest shall be the sole legal and beneficial owner of the entire issued share capital of JVC.

(v)
Other than with respect to one (1) Share owned by First Honest and JVC’s rights and obligations under the Original Agreement immediately prior to its signing of this agreement and the matters relating to the opening and maintenance of JVC’s bank accounts, JVC does not currently have, and will not have prior to Completion, any assets or liabilities, other than liabilities associated with the incorporation, activation and maintenance of JVC which shall be shared between First Honest and RSH in the proportions of 51% and 49%, respectively, as more particularly described in clause 25.1.

(vi)	Immediately prior to the completion of the Equity Transfer, the entire issued share capital of First Honest was owned, directly, by SMS Marketing.

(vii)	Immediately prior to the completion of the Equity Transfer, entities affiliated with Hon Hai collectively owned more than 50% of the entire issued share capital of SMS Marketing.

(c)	During the continuance of this agreement notwithstanding Completion, JVC represents and warrants to First Honest and RSH that:
(i)
JVC is a corporation duly incorporated, validly existing and in good standing under the laws of Hong Kong and has full corporate power to enter into this agreement and the other agreements and documents referred to in this agreement to which it is a party and to perform its obligations hereunder and thereunder.

(ii)
The execution, delivery and performance by JVC of this agreement, and of all of the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby from JVC, are within the corporate power of JVC and have been duly authorized by all necessary action of JVC. This agreement has been duly executed and delivered by JVC. This agreement is, and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from JVC will be, when executed and delivered by the parties thereto, the valid and binding obligations of JVC, enforceable against JVC in accordance with their respective terms.

(iii)
The execution, delivery and performance by JVC of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from JVC, and the consummation of the transactions contemplated herein and therein, do not and will not (A) conflict with or violate any law, judgment, order or decree binding on JVC or the constitutional documents of JVC or (B) constitute a violation or breach of any contract or agreement to which JVC is a party or by which it is bound. No notice to, filing or registration with, or authorization, consent or approval of, any person is necessary or is required to be made or obtained by JVC in connection with the execution, delivery and performance by JVC of this agreement and the documents and instruments referred to in this agreement to which it is a party or otherwise required hereby or thereby from JVC or the consummation of the transactions contemplated hereby and thereby.

22.	WHOLE AGREEMENT

22.1
This agreement, and any documents referred to in it or executed contemporaneously with it, constitute the whole agreement between the parties and supersede any previous arrangement, understanding or agreement (whether verbal or written) between them relating to the subject matters they cover (including the Original Agreement with effect from the date of this agreement without prejudice to any antecedent breach thereof).

22.2
Each party acknowledges that in entering into this agreement, and any documents referred to in it or executed contemporaneously with it, it does not rely on, and shall have no remedy in respect of, any statement, representation, assurance or warranty of any person other than as expressly set out in this agreement or those documents.

22.3	Nothing in this clause 22 operates to limit or exclude any liability for fraud.

23.	ASSIGNMENTS

23.1
No party may assign, or grant any Encumbrance over, any of its rights under this agreement or any document referred to in it or executed contemporaneously with it without the prior written consent of all the other parties (such consent not to be unreasonably withheld or delayed).

23.2	Each party that has rights under this agreement is acting on its own behalf.

24.	VARIATION AND WAIVER

24.1	A variation of this agreement shall be in writing and signed by or on behalf of all parties.

24.2	A waiver of any right under this agreement is only effective if it is in writing and it applies only to the party to which the waiver is addressed and the circumstances for which it is given.

24.3	A party that waives a right in relation to another party, or takes or fails to take any action against that party, does not affect its rights against any other party.

24.4
No failure to exercise or delay in exercising any right or remedy provided under this agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise of such right or remedy or any exercise of any other right or remedy in whole or in part thereof.

24.5	No single or partial exercise of any right or remedy under this agreement shall preclude or restrict the further exercise of any such right or remedy or the exercise of any other right or remedy.

24.6	Unless specifically provided otherwise, rights and remedies arising under this agreement are cumulative and do not exclude rights and remedies provided by law.

25.	COSTS

25.1
RSH shall forthwith upon First Honest’s demand pay to First Honest or its affiliate as First Honest may direct 49% of the aggregate of all fees, costs and expenses (including  set-up costs, governmental fees and expenses, and fees and disbursements charged by service providers) incurred from time to time by First Honest and/or its affiliates for the purposes of or in connection with the incorporation, activation and maintenance of JVC.

25.2
In addition and without prejudice to the other provisions of this agreement, JVC shall, and RSH and First Honest shall cause JVC to, forthwith upon First Honest’s demand pay to First Honest or its affiliate as First Honest may direct:

(a)
any and all the fees, costs and expenses (including rentals, set-up costs, governmental fees and expenses, fitting-out costs, costs for equipment and facilities, inventory, personnel/employee/labour costs, payrolls and benefits, utility expenses, insurance premium and fees, promotional and marketing expenses, information technology and enterprise resource planning systems costs, and other operating and miscellaneous costs and expenses) incurred from time to time prior to the effective date of the transfer contemplated by the Business Transfer Agreement by First Honest, Shenzhen Youbole Trading Co., Ltd. and/or any other affiliates of SMS Marketing for the purposes of or in connection with the establishment, implementation and operation of the Test Stores; and

(b)
without duplication of any fee, cost or expense contemplated by clause 25.2(a) of this agreement, any and all of the fees, costs and expenses (including rentals, set-up costs, governmental fees and expenses, fitting-out costs, costs for equipment and facilities, inventory, personnel/employee/labour costs, payrolls and benefits, utility expenses, insurance premium and fees, promotional and marketing expenses, information technology and enterprise resource planning systems costs, and other operating and miscellaneous costs and expenses) incurred from time to time prior to the effective date of the transfer contemplated by the Business Transfer Agreement by First Honest, SMS Marketing and/or its affiliates for the purposes of or in connection with the establishment, implementation and operation of JVC’s headquarters office and personnel and the other preparation work relating to the JVC Group.

25.3
Unless otherwise provided in clauses 25.1 and 25.2 and the other provisions of this agreement, all costs in connection with the negotiation, preparation, execution and performance of this agreement shall be borne by the party that incurred the costs.

26.	NO PARTNERSHIP

The parties to this agreement are not in partnership with each other and there is no relationship of principal and agent between them arising from this agreement.

27.	GOOD FAITH

27.1
All transactions entered into between either RSH or any other member of the RadioShack Group or First Honest or any of its Affiliates and JVC shall be conducted in good faith and on the basis set out or referred to in this agreement or, if not provided for in this agreement, as may be agreed by the parties and, in the absence of such agreement, on an arm's length basis.

27.2
Each party shall at all times act in good faith towards the other parties and shall ensure that the provisions of this agreement which are to be observed and performed on its part are duly observed and performed.

27.3	Each party shall do all things necessary and desirable to give effect to the spirit and intention of this agreement.

28.	THIRD PARTY RIGHTS

28.1
This agreement and the documents referred to in it or executed contemporaneously with it are made for the benefit of the parties to them and their successors and permitted assigns, and are not intended to benefit, or be enforceable by, anyone else.

28.2
The right of the parties to terminate, rescind or agree to any amendment, variation, waiver or settlement under this agreement is not subject to the consent of any person that is not a party to this agreement.

29.	NOTICE

29.1	A notice given under this agreement:

(a)	shall be in writing in the English language (or be accompanied by a properly prepared translation into English);

(b)
shall be sent for the attention of the person, and to the address, or fax number, given in this clause 29 (or such other address, fax number or person as the relevant party may notify to the other parties, such notice to take effect from the date of the notice being received); and

(c)	shall be:

(i)	delivered personally; or

(ii)	delivered by commercial courier; or

(iii)	sent by fax; or

(iv)	sent by pre-paid first-class post or recorded delivery; or

(v)	(if the notice is to be served by post outside the country from which it is sent) sent by airmail.

29.2	The addresses for service of notice are:

(a)	RadioShack Global Sourcing (Hong Kong) Ltd.

c/o RadioShack Corporation

Address:            300 RadioShack Circle, Mail Stop CF4-101

Fort Worth, Texas USA 76102

For the attention of:  General Counsel

Fax number: +1 (817) 415-6593

With a copy to:

RadioShack Corporation

Address:         300 RadioShack Circle, Mail Stop CF4-101

Fort Worth, Texas USA 76102

For the attention of:  Chief Financial Officer

Fax number: +1 (817) 415-3744

(b)	First Honest

First Honest Enterprises Limited

c/o FIH (Hong Kong) Limited

Address:         8th Floor, Peninsula Tower

538 Castle Peak Road

Cheung Sha Wan, Kowloon

Hong Kong

For the attention of:  General Counsel

Fax number:         +852-3157-0437

With a copy to:

SMS Marketing Service (Asia) Co., Ltd.

Address:                    New Caohejing International Business Centre

4th Floor, Building B

391 Guiping Road

Shanghai

People’s Republic of China 200233

For the attention of:  Chief Financial Officer

Fax number:        +86-21-34185100

(c)	JVC

Perfect Legend Development Limited

c/o FIH (Hong Kong) Limited

Address:         8th Floor, Peninsula Tower

538 Castle Peak Road

Cheung Sha Wan, Kowloon

Hong Kong

For the attention of:  General Counsel

Fax number:     +852-3157-0437

With a copy to:

RadioShack Corporation

Address:         300 RadioShack Circle, Mail Stop CF4-101

Fort Worth, Texas USA 76102

For the attention of:  General Counsel

Fax number: +1 (817) 415-6593

29.3	A notice is deemed to have been received:

(a)	if delivered personally, at the time of delivery; or

(b)	if delivered by commercial courier, at the time of signature of the courier's receipt; or

(c)	if sent by fax, at the time of successful transmission; or

(d)	if sent by pre-paid first-class post or recorded delivery, 48 hours from the date of posting; or

(e)	if sent by airmail, five days from the date of posting; or

(f)
if deemed receipt under the previous paragraphs of this sub-clause is not within business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), when business next starts in the place of deemed receipt.

29.4
To prove service, it is sufficient to prove that the notice was successfully transmitted by fax to the fax number of the party or, in the case of post, that the envelope containing the notice was properly addressed and posted.

30.	LANGUAGE

If this agreement is translated into any language other than English, the English language text shall prevail.

31.	SEVERANCE

31.1
If any provision of this agreement (or part of a provision) is found by any court or administrative body of competent jurisdiction to be invalid, unenforceable or illegal, the other provisions shall remain in force.

31.2
If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted or modified, the provision shall apply with whatever modification as may be necessary to give effect to the commercial intention of the parties.

32.	FURTHER ASSURANCE

Without prejudice to clause 3, each party shall promptly execute and deliver all such documents, and do all such things, as any other party may from time to time reasonably require for the purpose of giving full effect to the provisions of this agreement.

33.	COUNTERPARTS

This agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

34.	AGREEMENT SURVIVES COMPLETION

This agreement (other than obligations that have already been fully performed prior to Completion) remains in full force after Completion.

35.	DISPUTE RESOLUTION; GOVERNING LAW AND JURISDICTION

35.1
The parties agree to use their reasonable endeavours to promptly resolve any disputes that may arise under this agreement. Any disputes relating to the operation and management of JVC under this agreement that cannot be resolved by the board of directors of JVC or the Shareholders (as the case may be) shall promptly be submitted to the chief executive officers (or the equivalent) of RSH and First Honest respectively for review and resolution in such a manner as to allow JVC to continue its operations uninterrupted.

35.2	This agreement and any disputes or claims arising out of or in connection with its subject matters are governed by and construed in accordance with the law of Hong Kong.

35.3
Subject to first complying with clause 35.1, the parties irrevocably agree that the courts of Hong Kong have non-exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this agreement.

This agreement has been entered into on the date stated at the beginning of it.

Schedule 1

Matters reserved for approval by Board Supermajority

1.	The registration of any person as a member of JVC in breach of the terms of this agreement.

2.
Adopting or amending in any material respect the Business Plan in respect of each Financial Year, where “material” contemplates any one or more expenditures exceeding, individually or in the aggregate, the Threshold Amount.

3.	Changing the nature of the Business or the commencement of any new line of business by any member of the JVC Group.

4.
Making any acquisition or disposal, by merger, stock transaction, asset transaction, recapitalization or otherwise by any member of the JVC Group of any material asset(s), otherwise than in the ordinary course of business, where “material” contemplates any one transaction or series of transactions having an aggregate value during any Financial Year exceeding the Threshold Amount.

5.
Creating or granting any Encumbrance over the whole or any material part of the Business, material undertaking or assets of any member of the JVC Group or over a material portion of shares in any member of the JVC Group or agreeing to do so, otherwise than in the ordinary course of business, where “material” contemplates a value exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

6.
Approving the JVC Group’s annual capital or operating budget or any material change thereto including any corrective action for failure to meet any target therein, it being agreed by the parties that in terms of capital expenditures and leasehold improvements, any deviation, individually or in the aggregate during any Financial Year, in excess of RMB1,000,000 shall be deemed a material change.

7.	The entry into by any member of the JVC Group of any joint venture, partnership or similar relationship with any other person.

8.
The issuance or becoming liable for any indebtedness, other than in the ordinary course of business, in an amount exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

9.
(a) Making any loans or advances to one or more persons (other than any other member of the JVC Group), (b) assuming or guaranteeing the indebtedness of one or more persons (other than any other member of the JVC Group), (c) entering into any agreement to maintain the solvency of any person (other than any other member of the JVC Group) or (d) entering into any arrangement having the economic effect of any of the foregoing, collectively exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

10.	Any material change in accounting methods or policies applicable to JVC.

11.
Any material amendment of this agreement, the RSH Licence Agreement, the First Honest Licence Agreement or the Master Sourcing Agreements, including any amendment that reduces the rights, or increases the obligations, or any party in any material respect.

12.
The adoption of a form of master franchise agreement between a member of the JVC Group and each Franchisee with reference to RSH’s brand guidelines in effect for the time being, or any material change thereof.

13.	The establishment of any new entities within the JVC Group.

14.
JVC’s entry into material contracts with any person other than any other member of the JVC Group, where “material” contemplates such contracts giving rise to a total value or liability exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

15.	JVC’s making of tax elections or settlement of tax disputes involving an amount exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

16.	Commencing and settling lawsuits or arbitration proceedings involving JVC and an amount exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

17.
Entering into material exclusivity agreements, where “material” contemplates such agreements giving rise to a total value or liability exceeding, individually or in the aggregate during any Financial Year, the Threshold Amount.

18.	The recommendation of the declaration and distribution of any interim and/or final dividends payable to the Shareholders in accordance with the Articles.

19.	The expansion of the Business into any country or territory located in the Asia-Pacific region, in addition to the Territory.

20.	Any material change of the JVC Brand.

21.
The provision of any additional resources and/or further financing to the JVC Group in support of its continuous operation and/or expansion of the Business as more particularly described in clause 7.2.

22.
The removal of the chief executive officer, the chief financial officer or the chief merchant of JVC, in addition and without prejudice to the right of the party nominating and appointing such officer to remove such officer pursuant to clause 5.18.

23.	Agreeing or otherwise committing to take any of the actions set forth above.

Schedule 2

Matters reserved for approval by Shareholders’ Supermajority

1.	Altering the name of JVC.

2.	Altering the memorandum or articles of association or equivalent constitutional documents of any member of the JVC Group.

3.
Except for the issuance or allotment of any shares or other securities from time to time within the JVC Group and except as provided in or contemplated by this agreement, creating, allotting or issuing any shares or other securities of JVC or any other member of the JVC Group, granting any right to require the allotment or issue of any such shares or other securities of any member of the JVC Group or making any variations to the terms of any shares or other securities of any member of the JVC Group.

4.	The redemption, repurchase or other acquisition of any Shares or other securities of any member of the JVC Group, except as provided in or contemplated by this agreement.

5.	Effecting, approving or authorizing any liquidation of any member of the JVC Group or any recapitalization or reorganization of any member of the JVC Group.

6.
The commencement of any voluntary proceeding or filing of any petition seeking similar relief; consenting to the institution of or failing to contest in a timely and appropriate manner any such proceeding or filing; applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for JVC or any Subsidiary of JVC; filing an answer admitting the material allegations of a petition filed against it in any such proceeding; making a general assignment for the benefit of creditors; admitting in writing its inability or failure generally to pay its debts as they become due; or taking any action for the purpose of effecting any of the foregoing.

7.	Any change of JVC’s independent auditors.

8.	Increasing or decreasing the size of the board of directors of JVC.

9.	Agreeing or otherwise committing to take any of the actions set forth above.

Signed by	/s/ Martin Moad
for and on behalf of	Director
RADIOSHACK GLOBAL SOURCING (HONG KONG) LTD.

Signed by	/s/ TONG Wen-hsin
for and on behalf of	Director
FIRST HONEST ENTERPRISES LIMITED

Signed by	/s/ CHUNG Rai Lin
for and on behalf of	Director
PERFECT LEGEND DEVELOPMENT LIMITED